Exhibit (d)(2)

RIGHTS CERTIFICATE NUMBER                           CUSIP NUMBER
_________________________________                   ____________________________

                                                    RIGHTS
                                                    ____________________________


      THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED NOVEMBER ___, 2003 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE
        UPON REQUEST FROM GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE
                               INFORMATION AGENT.

                         BANCROFT CONVERTIBLE FUND, INC.

                       INCORPORATED UNDER THE LAWS OF THE

                                STATE OF DELAWARE

                         SUBSCRIPTION RIGHTS CERTIFICATE

        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 16, 2003, UNLESS THE OFFER IS EXTENDED

REGISTERED OWNER:

The registered owner of this Subscription Certificate is entitled to subscribe for one share ("Share") of the Common Stock of Bancroft Convertible Fund, Inc. for every six rights ("Rights") held, one of which has been issued (such issuance includes rounding up to the nearest number of Rights evenly divisible by six) for each share of Common Stock owned of record on November 13, 2003 (the "Record Date"). If such registered owner subscribes for the maximum number of Shares to which he or she is entitled through the Primary Subscription, he or she is entitled to subscribe for an unlimited number of additional Shares not otherwise subscribed for pursuant to the Over-Subscription Privilege, subject to allocation as described in the Prospectus dated November __, 2003, if there are sufficient available Shares. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus.

THE NON-TRANSFERABLE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE MAY BE EXERCISED BY DULY COMPLETING THE REVERSE SIDE HEREOF AND SUBMITTING FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE FOR EACH SHARE OF COMMON STOCK SUBSCRIBED FOR.

FOR FINAL PRICING OF SHARES PURSUANT TO THE RIGHTS OFFERING PLEASE READ THE BACK
                              OF THIS CERTIFICATE.

----------------------------------         -------------------------------------
Thomas H. Dinsmore, Chairman               Gary I. Levine, Treasurer

                          COUNTERSIGNED AND REGISTERED:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                 (New York, NY) TRANSFER AGENT

                   By:                          AUTHORIZED SIGNATURE

              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

            For delivery by mail, hand delivery or overnight courier:

                     American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                               New York, NY 10038

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

     -----------------------------------------------------------------------
     |                                                                     |
     |                  Primary Subscription Entitlement                   |
     |                                                                     |
     |    Number of Rights Issued: __________ /6= __________ new Shares    |
     |                                                                     |
     -----------------------------------------------------------------------

A.       YOU HAVE FOUR CHOICES:

1. You can subscribe for all the new Shares listed in the box above (the "Primary Subscription");

2. You can subscribe for more than the number of new Shares listed in the box above (the "Over-Subscription Privilege"). Certain stockholders may choose not to subscribe, and their shares may be available to you subject to an allocation process as described in the Prospectus;

3. You can subscribe for less than the number of new Shares listed in the box above; or

4.   If you do not wish to purchase additional Shares, disregard this material.

B.       INSTRUCTIONS:

In order to purchase shares of the Bancroft Convertible Fund, Inc. pursuant to the rights offering, please be sure to:

1.   Complete the information below under Section C and Section D.

2.   Sign below under Section F.

3. Return this completed and signed Subscription Certificate together with payment by the method marked in Section D as calculated in Section C of this Subscription Certificate to American Stock Transfer & Trust Company in the envelope provided before 5:00 p.m., Eastern time, on December 16, 2003, (the "Expiration Date").

4. Alternatively, you may contact your broker and complete a Notice of Guaranteed Delivery form.


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

C.       ENTER ONE CHOICE ONLY:

[ ]      1.   I wish to apply for the Primary Subscription (6 Rights = 1 share)
              see box above:

              _______    x    $___________      =    Total Due   $__________
             (Shares)         (estimated price)

[ ]      2.   I wish to apply for the Primary Subscription plus the
              Over-Subscription Privilege:

              Primary Subscription Shares: ______ x $_____________ = $__________
                                          (Shares)  (estimated price)
              Plus Additional Shares:      ______ x $_____________ = $__________
                                          (Shares)  (estimated price)

                          Total Shares:    ______          Total Due $__________

[ ]      3.   I wish to apply for less than the number of new Shares listed in the box above.

              Enter number of Shares:_______ x $__________ = Total Due $________
                                     (Shares)  (estimated price)

                     Control No. _______________            Account No._________

D.       METHOD OF PAYMENT (CHECK ONE)

[ ] Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #323-890091.

E.       FINAL PRICING (SUBSCRIPTION PRICE):

The actual subscription price (the "Subscription Price") will be the lesser of 95% of (a) the net asset value per share of the Fund's Common Stock on December 17, 2003, (the "Pricing Date") or (b) the average of the volume-weighted average sales prices of a share of the Fund's Common Stock on the American Stock Exchange on the Pricing Date and the four preceding trading days. This will be your final Subscription Price for the new shares. The Estimated Subscription Price for purposes of exercising Rights is $_____ per Share.

It is possible that stockholders will receive a refund or be required to pay an additional amount equal to the difference between the Estimated Subscription Price of $_____, and the final Subscription Price.

F. I acknowledge that I have received the Prospectus for this rights offering, and I hereby irrevocably subscribe for the number of new Shares indicated in Section C of this Subscription Certificate upon the terms and conditions specified in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of $_____ per Share, the Estimated Subscription Price per Share.

         I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

------------------------------


------------------------------
Signature(s) of Subscriber(s)

------------------------------
Signature Guarantee
(If required, see Section G)

Telephone number (including area code): ______________________________

G. If you wish to have your Shares and refund check (if any) delivered to another address other than that listed on this Subscription Certificate you must have your signature(s) guaranteed in Section F. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide delivery address below and please note if it is a permanent change.

Other Address:  ________________________________________________________________


 ------------------------------------------------------------------------------
 | IF YOU HAVE ANY QUESTIONS ABOUT THE RIGHTS OFFERING, PLEASE CALL GEORGESON | | SHAREHOLDER COMMUNICATIONS INC., THE FUND'S INFORMATION AGENT, AT (888) |
 | 613-9988.                                                                  |
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